Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” in the Registration Statement (Form S-8) pertaining to the Sirius Satellite Radio Inc. 401(k) Savings Plan and to the incorporation by reference therein of our reports (a) dated March 7, 2006, with respect to the consolidated financial statements and schedule of Sirius Satellite Radio Inc. and Subsidiaries, Sirius Satellite Radio Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sirius Satellite Radio Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, and (b) dated June 27, 2005, with respect to the financial statements and schedules of the Sirius Satellite Radio Inc. 401(k) Savings Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
April 13, 2006